                                                       Draft of January 23, 1997
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                             TENET HEALTHCARE CORPORATION



                                         and


                 DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
                                 GOLDMAN, SACHS & CO.
                  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                             J.P. MORGAN SECURITIES INC.
                                  SMITH BARNEY INC.

                                 --------------------


                                UNDERWRITING AGREEMENT

                                 -------------------






                             Dated as of January __, 1997









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

                             TENET HEALTHCARE CORPORATION

                             ____% SENIOR NOTES DUE 2003

                             ____%  SENIOR NOTES DUE 2005

                       ___% SENIOR SUBORDINATED NOTES DUE 2007


                                UNDERWRITING AGREEMENT



                                                               January __, 1997



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED
J.P. MORGAN SECURITIES INC.
SMITH BARNEY INC.
c/o Donaldson, Lufkin & Jenrette Securities Corporation
    140 Broadway
    New York, New York 10005


Ladies and Gentlemen:

         Subject to the terms and conditions herein contained, Tenet Healthcare Corporation, a Nevada corporation (the "Company"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Goldman, Sachs & Co., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney Inc. (together with DLJ, the "Underwriters") an aggregate of $400 million principal amount of its ____% Senior Notes due 2003, an aggregate of $900.0 million principal amount of its ___% Senior Notes due 2005 and an aggregate of $700.0 million principal amount of its ___% Senior Subordinated Notes due 2007 (together, the "Securities"). The 2003 Senior Notes are to be issued pursuant to the provisions of an Indenture (the "2003 Senior
Note Indenture") to be dated as of January 15, 1997, by and between the Company and The Bank of New York, as Trustee (the "2003 Senior Note Trustee"). The 2005 Senior Notes are to be issued pursuant to the provisions of an Indenture (the "2005 Senior Note Indenture") to be dated as of January 15, 1997, by and between the Company and The Bank of New York, as Trustee (the "2005 Senior Note Trustee"). The Senior Subordinated Notes are to be issued pursuant to the provisions of an Indenture (the "Senior Subordinated Note Indenture" and, together with the 2003 Senior Note Indenture and the 2005 Senior Note Indenture, the "Indentures") to be dated as of January 15, 1997 by and between the Company and The Bank of New York, as Trustee (the "Senior Subordinated Note Trustee" and, together with the 2003 Senior Note Trustee and the 2005 Senior Note Trustee, the "Trustees").

    The Securities are being issued and sold in connection with the acquisition (the "Acquisition") of OrNda HealthCorp, a Delaware corporation ("OrNda"), by the Company. The Acquisition is being effected pursuant to an Agreement and Plan of Merger, dated as of October 16, 1996, as amended as of November 22, 1996 (the "Merger Agreement"), by and among the Company, OHC Acquisition Co., a Delaware corporation and a wholly owned subsidiary of the Company (the "Merger Sub"), and OrNda. Pursuant to the Merger Agreement, the Company will acquire all of the issued and outstanding capital stock of OrNda (the "Merger"). At the time the Merger is consummated (the "Effective Time of the Merger") and pursuant to the Merger Agreement, Merger Sub will be merged with and into OrNda with OrNda as the surviving corporation. Prior to or concurrently with the issuance and sale of the Securities, the Company will enter into a new bank credit facility (together with the documents and agreements contemplated thereby, the "New Credit Facility") with Morgan Guaranty Trust Company of New York, Bank of America NT&SA, The Bank of New York and the Bank of Nova Scotia, as arranging agents, and certain lenders named therein. The Merger Agreement, the New Credit Facility, this Agreement, the Securities and the Indentures are collectively referred to herein as the "Transaction Documents."

         1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated pursuant thereto (collectively, the "Act"), a registration statement on Form S-3 (No. 333-17907), with respect to the Securities, including a preliminary prospectus, subject to completion, relating to the Securities. The registration statement, as amended at the time it becomes effective or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case any related registration statement, if any, increasing the size of the offering pursuant to Rule 462(b) under the Act, all documents incorporated or deemed to be incorporated by reference therein, if any, all financial statements and exhibits, and the information, if any, contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430A of the Act) is hereinafter referred to as the "Registration Statement"; and the prospectus constituting a part of the Registration Statement at the time it became effective, or such revised prospectus as shall be provided to the Underwriters for use in connection with the offering of the Securities that differs from the prospectus on file with the Commission at the time the Registration Statement became effective (including, in each case, all documents incorporated or deemed to be incorporated by reference therein, if any), whether or not filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter referred to as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, any amendment or supplement thereto or any preliminary prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

         2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company (i) the 2003 Senior Notes in the respective principal amounts set forth opposite their names on Schedule I hereto, plus such amount as they may individually become obligated to purchase pursuant to Section 8 hereof, at a purchase price equal to __% of the principal amount of the 2003 Senior Notes, together with accrued interest, if any, to the Closing Date (the "2003 Senior Note Purchase Price"), (ii) the 2005 Senior Notes in the respective principal amounts set forth opposite their names on Schedule II hereto, plus such amount as they may individually become obligated to purchase pursuant to Section 8 hereof, at a purchase price equal to ____% of the principal amount of the 2005 Senior Notes, together with accrued interest, if any, to the Closing Date (the "2005 Senior Note Purchase Price") and (iii) the Senior Subordinated Notes in the respective principal amounts set forth opposite their names on Schedule III hereto, plus such amounts as they may individually become obligated to purchase pursuant to Section 8 hereof, at a purchase price equal to ____% of the principal amount of the Senior Subordinated Notes, together with accrued interest, if any, to the Closing Date (the "Senior Subordinated Note Purchase Price" and, together with the 2003 Senior Note Purchase Price and the 2005 Senior Note Purchase Price, the "Purchase Price").

         3. DELIVERY AND PAYMENT. Delivery to you of and payment for the Securities shall be made at 9:00 A.M., New York City time, on January __, 1997 (such time and date being referred to as the "Closing Date"), at the offices of DLJ at 277 Park Avenue, New York, New York 10172, or such other place as you shall reasonably designate.

         The Securities in definitive form shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date, and shall be made available to you at the offices of DLJ (or at such other place as shall be acceptable to you) for inspection not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date. The Securities shall be delivered to you on the Closing Date with any transfer taxes payable upon initial issuance thereof duly paid by the Company, for your respective accounts against payment of the appropriate Purchase Price by wire transfer of immediately available funds to an account designated by the Company. The Closing Date and the location of delivery of, and the form of payment for, the Securities may be varied by agreement between DLJ and the Company.

         4. AGREEMENTS OF THE COMPANY. The Company agrees with each of you that:

         (a) It will, if the Registration Statement has not heretofore become effective under the Act, and if otherwise necessary or required by law, file an amendment to the Registration Statement or, if necessary pursuant to Rule 430A of the Act, a post-effective amendment to the Registration Statement, in each case as soon as practicable after the execution and delivery of this Agreement, and it will use its best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time. If the Registration Statement has become effective and the Company, omitting from the Prospectus certain information in reliance upon Rule 430A of the Act, elects not to file a post-effective amendment pursuant to Rule 430A of the Act, it will file the form of Prospectus required by Rule 424(b) of the Act within the time period specified by Rule 430A and Rule 424(b) of the Act. The Company will otherwise comply in a timely manner with all applicable provisions of Rule 424 and Rule 430A of the Act.

         (b) It will advise DLJ promptly and, if requested by DLJ, confirm such advice in writing, (i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to Rule 424 of the Act and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments from the Commission or any state securities commission or any other regulatory authority that relate to the Registration Statement or requests by the Commission or any state securities commission or any other regulatory authority for any amendment or supplement to the Registration Statement or any amendment or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or any other regulatory authority and (iv) of the happening of any event during the period referred to in paragraph (d), below, which makes any statement of a material fact made in the Registration Statement untrue or which requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus untrue or which requires the making of any addition to or change in the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Securities under any Federal or state securities or Blue Sky laws, and, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or any other regulatory authority shall issue an order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

         (c) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in your reasonable judgment a prospectus is required to be delivered in connection with sales of the Securities by an Underwriter or a dealer, it will furnish to each Underwriter and each dealer, without charge, as many copies of the Prospectus, including all documents incorporated by reference therein, (and of any amendment or supplement to the Prospectus) as you may reasonably request.

         (d) If during the period specified in paragraph (c) of this Section 4 any event shall occur as a result of which it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing as of the date the Prospectus is delivered to an offeree or a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, it will promptly prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances existing as of the date the Prospectus is so delivered, be misleading, and will comply with applicable law, and will promptly notify you of such event and amendment or supplement and furnish to you without charge such number of copies thereof as you may reasonably request.

         (e) It will make generally available to its security holders, as soon as practicable and for the time period specified by Rule 158 under the Act, a consolidated earnings statement which shall satisfy the provisions of
    Section 11(a) and Rule 158 of the Act.

         (f) Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, it will pay and be responsible for all reasonable costs, charges, expenses, fees and taxes incurred in connection with or incident to (i) the preparation, printing, filing, distribution and delivery under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus, the Prospectus and all amendments and supplements thereto, (ii) the registration with the Commission and the issuance and delivery of the Securities, (iii) the printing and delivery of this Agreement, the Indentures and all other agreements, memoranda, reports, correspondence and other documents printed, distributed and delivered in connection with the offering of the Securities, (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph (i) below (including, in each case, the reasonable fees and disbursements of counsel relating to such registration or qualification and memoranda relating thereto and any filing fees in connection therewith), (v) furnishing such copies of the Registration Statement (including exhibits), Prospectus and preliminary prospectuses, and all amendments and supplements to any of them, including any document incorporated by reference therein, as may be reasonably requested by the Underwriters or by dealers to whom Securities may be sold,
    (vi) any filing with the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offering of the Securities (including, without limitation, any filing fees in connection therewith but excluding the fees of Sullivan & Cromwell, legal counsel to the Underwriters ("Underwriters' Counsel")), (vii) the listing of the Securities on the New York Stock Exchange (the "NYSE"), (viii) the rating of the Securities by investment rating agencies, (ix) any "qualified independent underwriter" as required by Rule 2720 of the NASD (including fees and disbursements of counsel for such qualified independent underwriter) and (x) the performance by the Company of its other obligations under this Agreement, including (without limitation) the fees of the Trustees, the cost of their respective personnel and other internal costs, the cost of printing and engraving the certificates representing the Securities, and all expenses incident to the sale and delivery of the Securities to the Underwriters.

         (g) It will furnish to DLJ, without charge, one signed copy (plus one additional signed copy to Underwriters' Counsel) of the Registration Statement as first filed with the Commission and of each amendment or supplement to it, including each post-effective amendment, all exhibits filed therewith and all documents incorporated by reference therein, and such number of conformed copies of the Registration Statement as so filed and of each amendment to it, including each post-effective amendment, but without exhibits, as you may reasonably request.

         (h) It will not file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or make any amendment or supplement to the Prospectus (other than any document required to be filed under the Securities Exchange Act of 1934, as amended, including the rules and regulations thereunder (collectively, the "Exchange Act") that upon filing is deemed to be incorporated by reference therein) of which you shall not previously have been advised and provided a copy prior to the filing thereof or to which you shall reasonably object unless in the opinion of legal counsel to the Company such amendment or supplement is required by law to be filed; it will furnish to you at or prior to the filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and it will prepare and file with the Commission, promptly upon your reasonable request, any amendment or supplement to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by you, and will use its best efforts to cause the same to become effective as promptly as possible.

         (i) Prior to any public offering of the Securities, it will cooperate with you and Underwriters' Counsel in connection with the registration or qualification of the Securities for offer and sale by the Underwriters under the state securities or Blue Sky laws of such United States jurisdictions as you may request. The Company will continue such qualification in effect so long as required by law for distribution of the Securities and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification (PROVIDED, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified nor to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject).

         (j) It timely will complete all required filings and otherwise comply fully in a timely manner with all provisions of the Exchange Act to effect the registration of the Securities pursuant thereto, and, during the period specified in paragraph (c) of this Section 4, will file timely all reports and any definitive proxy or information statement required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and it will use its best efforts to cause the Securities to be listed on the NYSE.

         (k) To the extent permitted by law, it will not voluntarily claim, and will actively resist any attempts to claim, the benefit of any usury laws against the holders of the Securities.

         (l) It will use the proceeds from the sale of the Securities in the manner described in the Prospectus under the caption "Use of Proceeds."

         (m) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, it will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants, rights, or options to purchase debt securities of the Company (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without your prior written consent.

         (n) It will use its best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and will use its reasonable best efforts to satisfy all conditions precedent on its part to be satisfied prior to the delivery of the Securities.

         5. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to each Underwriter that:

         (a) When the Registration Statement becomes effective, including on the date of effectiveness of any post-effective amendment, at the date of the Prospectus (if different) and at the Closing Date, the Registration Statement will comply in all material respects with the provisions of the Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; at the date of the Prospectus, at the date of any supplement or amendment to the Prospectus and at the Closing Date, the Prospectus and each supplement or amendment thereto will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment to them) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through DLJ expressly for use therein. The Company acknowledges for all purposes under this Agreement (including this paragraph and Section 6 hereof) that the statements set forth in the last paragraph on the cover page and the third paragraph under the caption "Underwriting" in the Prospectus constitute the only written information furnished to the Company by or on behalf of any Underwriter through DLJ expressly for use in the Registration Statement, the preliminary prospectus, or the Prospectus (or any amendment or supplement to any of them) and that the Underwriters shall not be deemed to have provided any information (and therefore are not responsible for any statements or omissions) pertaining to any arrangement or agreement with respect to any party other than the Underwriters. When the Registration Statement becomes effective, the Indentures will be deemed to have been qualified under and will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated pursuant thereto (collectively, the "TIA"). At the date of any post-effective amendment to the Registration Statement, at the date of the Prospectus and any amendment or supplement thereto (if different) and at the Closing Date, the qualification of the Indentures under the TIA will not have been suspended and the Indentures will conform in all material respects to the requirements of the TIA. No contract or document of a character required by the Act or the TIA to be described in the Registration Statement, the Prospectus or any of the documents incorporated by reference therein or to be filed as an exhibit to the Registration Statement or to any of the documents incorporated by reference therein has not been described and filed as required.

         (b) Each preliminary prospectus and the Prospectus, filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 or 430A under the Act, complied when so filed in all material respects with the Act.

         (c) The documents incorporated by reference in the Registration Statement, the Prospectus, any amendment or supplement thereto or any preliminary prospectus, when they became or become effective under the Act or were or are filed with the Commission under the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable.

         (d) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any United States Federal or state governmental body, agency or official which prevents the issuance of the Securities, suspends the effectiveness of the Registration Statement, prevents or suspends the use of any preliminary prospectus or suspends the sale of the Securities in any jurisdiction referred to in Section 4(i) hereof; no injunction, restraining order, or order of any nature by any Federal or state court has been issued with respect to the Company or any of its subsidiaries which would prevent the issuance or sale of the Securities, suspend the effectiveness of the Registration Statement, or prevent or suspend the use of any preliminary prospectus or Prospectus in any jurisdiction referred to in Section 4(i) hereof.

         (e) The capitalization table set forth in the Prospectus under the caption "Historical and Pro Forma Capitalization" identifies in reasonable detail all outstanding short-term and long-term indebtedness and shareholders' equity of the Company and its subsidiaries, prior to and after giving PRO FORMA effect to the consummation of the offering of the Securities and the application of the net proceeds therefrom and the consummation of the Merger and the related transactions on the terms described in the Prospectus.

         (f) The Indentures have been duly authorized by the Company and, when duly executed and delivered in accordance with their terms, will be valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable.

         (g) The Securities have been duly authorized by the Company and, when executed and delivered by the Company and authenticated by the applicable Trustee in accordance with the applicable Indenture and paid for in accordance with the terms of this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company according to their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable, will be entitled to the benefits of the applicable Indenture and will conform in all material respects to the description thereof in the Prospectus.

         (h) This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution with respect to liability in connection with Federal or state securities laws may be unenforceable under such laws or the policies underlying such laws and except to the extent that a waiver of rights under any usury laws may be unenforceable.

         (i) The execution and delivery of this Agreement and the Indentures and issuance and sale of the Securities by the Company, the execution and delivery of each of the other Transaction Documents by each of the Company, Merger Sub and OrNda (each, a "Merger Party" and collectively, the "Merger Parties"), to the extent each is a party thereto, the performance by the Merger Parties, as applicable, of this Agreement, the Indentures and the other Transaction Documents and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not conflict with or result in a breach or violation of any of the respective charters or bylaws of the Company, OrNda or any of their respective subsidiaries (each, a "Subsidiary" and collectively, the "Subsidiaries") or any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien") with respect to, any of the Transaction Documents or any other obligation, bond, agreement, note, debenture, or other evidence of indebtedness, or any indenture, mortgage, deed of trust or other agreement, lease or instrument (collectively, "Agreements") to which the Company, OrNda or any of the Subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company, OrNda or any of the Subsidiaries is or may be subject (other than pursuant to any Agreement that will terminate or be amended prior to the consummation of the Merger, including the existing credit facilities of each of the Company and OrNda), or any order of any court or governmental agency, body or official having jurisdiction over the Company, OrNda or any of the Subsidiaries or any of their properties, or violate or conflict with any statute, rule or regulation or administrative regulation or decree or court decree applicable to the Company, OrNda or any of the Subsidiaries, or any of their respective assets or properties, where, in any such instance, such conflict, breach, violation, default, acceleration of indebtedness or Lien would have, singly or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of the Company, OrNda and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

         (j) No authorization, approval, consent or order of, or filing with, any court or governmental body, agency or official is necessary in connection with the transactions contemplated by this Agreement, except such as may be required by the NASD or have been obtained and made under the Act, the Exchange Act, the TIA, state securities or Blue Sky laws or regulations and, in the case of the Merger, the Hart-Scott-Rodino Antitrust Improvements of 1976, as amended, state antitrust laws or state healthcare licensure and regulation laws. Neither the Company nor, to the best of the Company's knowledge, any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

         (k) The Securities have been approved for listing on the NYSE, subject to official notice of issuance.

         (l) The Company has been duly organized, is validly existing as a corporation in good standing under the laws of the State of Nevada and has the requisite power and authority to carry on its business as it is currently being conducted, to own, lease and operate its properties and to authorize the offering of the Securities, to execute, deliver and perform this Agreement and to issue, sell and deliver the Securities, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification and where failure to be so qualified or in good standing would have a Material Adverse Effect. OrNda and each of the Subsidiaries of the Company or of OrNda that (i) directly or indirectly own or lease any interest in any general hospitals or (ii) are otherwise material to the Company, OrNda and the Subsidiaries, taken as a whole (collectively, the "Significant Subsidiaries"), has been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualifications and where failure to be so qualified or in good standing would have a Material Adverse Effect.

         (m) Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding shares of capital stock of, or other ownership interests in, each of the Significant Subsidiaries have been duly authorized and validly issued, and all of the shares of capital stock of, or other ownership interests in, each of the Significant Subsidiaries (over 80% in the case of Healthcare Underwriting Group) are owned, directly or through subsidiaries, by the Company or OrNda, as the case may be. All such shares of capital stock are fully paid and nonassessable, and are owned free and clear of any Lien, and, except as disclosed in a certificate or opinion delivered to the Underwriters, there are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale, or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any of the Subsidiaries.

         (n) None of the Company, OrNda or the Significant Subsidiaries is in violation of its respective charter or bylaws and none of the Company, OrNda or the Subsidiaries is in default in the performance of any obligation, bond, agreement, debenture, note or any other evidence of indebtedness, or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company, OrNda or any of the Subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company, OrNda or any of the Subsidiaries is subject, except as would not have, singly or in the aggregate, a Material Adverse Effect.

         (o) Except as disclosed in the Registration Statement or the Prospectus, there is no action, suit, proceeding or investigation before or by any court, governmental agency or body, arbitration board or tribunal, or governmental or private accrediting body, domestic or foreign, pending against or affecting the Company, OrNda or any of the Subsidiaries, or any of their respective assets or properties, which is required to be disclosed in the Registration Statement or the Prospectus, or in which there is a reasonable possibility of adverse decisions which in the aggregate could reasonably be expected to have a Material Adverse Effect, or which might materially and adversely affect the Company's or any of its Subsidiaries' performance of its obligations, as applicable, pursuant to this Agreement (including, without limitation, the issuance of the Securities), the Transaction Documents or the transactions contemplated hereby and thereby, and to the best of the Company's knowledge, after due inquiry, no such action, suit, or proceeding is contemplated or threatened.

                   Except as disclosed in the Registration Statement or the Prospectus, none of the Company, OrNda or the Subsidiaries is subject to any judgment, order or decree of any court, governmental authority or arbitration board or tribunal which has had or which can reasonably be expected to have, a Material Adverse Effect.

         (p) The firms of accountants that have certified or shall certify the applicable consolidated financial statements and supporting schedules and the notes thereto of the Company and OrNda filed or to be filed with the Commission as part of the Registration Statement and the Prospectus or incorporated therein by reference are, to the best of the Company's knowledge, independent public accountants with respect to the Company and its Subsidiaries and OrNda and its Subsidiaries, as the case may be, as required by the Act. The consolidated financial statements, together with related schedules and notes, set forth or incorporated by reference in the Prospectus and the Registration Statement, comply as to form in all material respects with the requirements of the Act and fairly present the consolidated financial position of the Company and its Subsidiaries and OrNda and its Subsidiaries, as the case may be, at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles in the United States of America ("GAAP") consistently applied throughout such periods and in accordance with Regulation S-X. The PRO FORMA financial statements contained in the Registration Statement have been prepared in conformity with the standards set forth in Rule 11-02 of Regulation S-X and on a basis consistent with such historical statements and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Prospectus and this Agreement. The Company's ratio of earnings to fixed charges (actual and PRO FORMA) included in the Prospectus under the relevant captions "Prospectus Summary--Summary Unaudited Pro Forma Financial Information," "Pro Forma Financial Information" and in Exhibits
    12.1 and 12.2 to the Registration Statement have been calculated in compliance with Item 503(d) of the Commission's Regulation S-K. The other financial and statistical information and data of the Company included or incorporated by reference in the Prospectus and in the Registration Statement, historical and PRO FORMA, are in all material respects accurately presented and prepared on a basis consistent with the books and records of the Company.

         (q) Except as contemplated by the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is presented in the Registration Statement and the Prospectus and up to the Closing Date (i) none of the Company, OrNda or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transaction not in the ordinary course of business, which could reasonably be expected to have a Material Adverse Effect, (ii) there has been no decision or judgment in the nature of litigation or arbitration that could reasonably be expected to have a Material Adverse Effect, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iv) there has not been any material adverse change, or any development which could involve a material adverse change, in the business, financial condition, results of operations or prospects of the Company, OrNda and the Subsidiaries, taken as a whole (any of the items set forth in clauses (i), (ii), (iii) or (iv) above, a "Material Adverse Change").

         (r) (i) Except as described in the Registration Statement or Prospectus or as could not reasonably be expected to have a Material Adverse Effect, each of the Company, OrNda and the Subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, accreditations or other approvals or rights (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations, all governmental and private accrediting bodies and all courts and other tribunals, necessary or required to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Prospectus, (ii) all such Authorizations are valid and in full force and effect, except as could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, (iii) the Company, OrNda and the Subsidiaries are in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto except as could not reasonably be expected to have a Material Adverse Effect and (iv) none of the Company, OrNda or the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Authorization.

         (s) None of the Company, OrNda, Merger Sub or any agent acting on its behalf has taken or will take any action that is reasonably likely to cause the issuance or sale of the Securities or the incurrence of the indebtedness under the New Credit Facility to violate Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System, in each case as in effect, on the date hereof.

         (t) None of the Company, OrNda, or any of the Significant Subsidiaries is (i) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (u) Each certificate signed by any officer of the Company and delivered to the Underwriters or the Underwriters' Counsel shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         (v) The Merger has been duly authorized by the Merger Parties and the Merger has been approved by stockholders of OrNda and the Company holding the requisite number of shares required to approve the Merger.

         (w) Immediately after the consummation of the Merger and the transactions contemplated by the Transaction Documents, the fair value and present fair saleable value of the assets of the Company will exceed the sum of its stated liabilities and identified contingent liabilities; neither the Company nor OrNda will be, after giving effect to the execution, delivery and performance of the Transaction Documents, to the extent each is a party thereto, and the consummation of the transactions contemplated thereby, (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted or (ii) unable to pay its debts (contingent or otherwise) as they mature.

         (x) The Company has delivered to the Underwriters a true and correct copy of each of the Transaction Documents that have been executed and delivered prior to the date of this Agreement and each other Transaction Document in the form substantially as it will be executed and delivered on or prior to the Closing Date, together with all related agreements and all schedules and exhibits thereto, and there have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Transaction Documents since their date of execution or from the form in which it has been delivered to the Underwriters; there exists as of the date hereof (after giving effect to the transactions contemplated by the Transaction Documents) no event or condition which would constitute a default or an event of default (in each case as defined in the New Credit Facility) under the New Credit Facility and no event or condition which would constitute a default or an event of default (in each case as defined in each of the Transaction Documents) under any of the Transaction Documents other than the New Credit Facility which would reasonably be expected to result in a Material Adverse Effect or, as of the date hereof, materially adversely affect the ability of each of the Merger Parties to consummate the Merger and the transactions contemplated by the Merger Agreement.

         (y) Each of the representations and warranties of each party contained in the Merger Agreement and in the Credit Agreement, dated as of January __, 1997, among the Company, the Lenders party thereto, Morgan Guaranty Trust Company of New York, Bank of America NT&SA, The Bank of New York and the Bank of Nova Scotia, as Arranging Agents, and Morgan Guaranty, as Administrative Agent, entered into in connection with the New Credit Facility is true and correct on and as of the date hereof.

         6.   INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless (i) each of the Underwriters and their respective affiliates, (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the Underwriters or any of their respective affiliates (any of the persons referred to in this clause (ii) being hereinafter referred to as a "Controlling Person"), and (iii) each of the respective officers, directors, partners, employees, representatives and agents of any of the Underwriters or any Controlling Person, and each of their respective officers, directors, partners, employees, representatives and agents (any person referred to in clause (i), (ii) or (iii) of this Section 6(a) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, costs, assessments, expenses and other liabilities (collectively, "Liabilities"), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any foreign, Federal, state or local authority, regulatory body, administrative agency, court or other governmental or quasi-governmental body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person, to the extent such Liabilities are directly or indirectly caused by, related to, based upon or arising out of, or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any supplement or amendment thereto), or the Prospectus (including any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such Liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission that is (x) made in reliance upon and in conformity with information relating to any of the Underwriters furnished in writing to the Company by or on behalf of an Underwriter through DLJ expressly for use in the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus or (y) with respect to the Underwriter from whom the person asserting the Liabilities purchased Securities, made in any preliminary prospectus if a copy of the Prospectus (as amended or supplemented, if the Company shall have furnished the Underwriters with such amendments or supplements thereto on a timely basis) was not delivered by or on behalf of such Underwriter to the person asserting the Liabilities, if required by law to have been so delivered by the Underwriter seeking indemnification, at or prior to the written confirmation of the sale of the Securities, and it shall be determined by a court of competent jurisdiction or binding mediation or arbitration tribunal, in a judgment or determination not subject to appeal or review, that the Prospectus (as so amended or supplemented) would have completely corrected such untrue statement or omission. The foregoing indemnity shall be in addition to any liability that the Company might otherwise have to any of the Underwriters and such other Indemnified Persons. The Company shall notify you promptly after becoming aware of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

         (b) In case any action or proceeding (for all purposes of this Section 6, including any governmental or quasi-governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity under this Section 6 may be sought against the Company, such Underwriter (or the Underwriter controlled by such Controlling Person) promptly shall notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Underwriter and payment of all reasonable fees and expenses; PROVIDED, that the delay or failure to give such notice shall not relieve the Company from any liability that it may have on account of the indemnity under this Section 6, except to the extent that such delay or omission materially adversely affects the ability of the Company to defend or assume the defense of such action or proceeding. Upon receiving such notice, the Company shall be entitled to participate in any such action or proceeding and to assume, at its sole expense, the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person to be represented, be counsel to the Company or any of the Subsidiaries) and, after written notice from the Company to such Indemnified Person of its election so to assume the defense thereof promptly after receipt of the notice from the Indemnified Person of such action or proceeding, the Company shall not be liable to such Indemnified Person hereunder for legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the Company agrees in writing to pay such fees and expenses, or (ii) the Company fails promptly to assume such defense or fails to employ counsel reasonably satisfactory to such Indemnified Person, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the Company or an affiliate of the Company, and that Indemnified Person shall have been advised in writing by counsel, with a copy of such writing to the Company, that either (x) there may be one or more legal defenses available to such Indemnified Person that are different from or additional to those available to the Company or such affiliate or (y) a conflict may exist between such Indemnified Person and the Company or such affiliate. In the event of any of clause (i), (ii) and (iii) of the immediately preceding sentence, the Company shall not have the right to assume the defense thereof on behalf of the Indemnified Person and such Indemnified Person shall have the right to employ its own counsel in any such action and the reasonable fees and expenses of such counsel shall be paid, as incurred, by the Company, subject to repayment to the Company if it is ultimately determined that an Indemnified Person is not entitled to indemnification hereunder, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all of the Indemnified Persons, which firm shall be designated in writing by DLJ. The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's written consent, which consent may not be unreasonably withheld, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability incurred in such settlement. The Company shall not, without the prior written consent of each Indemnified Person, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit, investigation or other proceeding in respect of which any Indemnified Person is or could have been a party and indemnification or contribution could have been sought hereunder by such Indemnified Person, unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         (c) Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through DLJ expressly for use in the Registration Statement, Prospectus or preliminary prospectus, as applicable. In case any action shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any preliminary prospectus in respect of which indemnity is sought against any Underwriter pursuant to the foregoing sentence, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers, and each such controlling person shall have the rights and duties given to the Indemnified Person by Section 6(b) above.

         (d) If the indemnification provided for in this Section 6 is finally determined by a court of competent jurisdiction to be unavailable to an Indemnified Person in respect of any Liabilities referred to herein, then the Company, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such
Liabilities: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Indemnified Person on the other hand from the offering of the Securities, or (ii) if the allocation provided by clause (i), above, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i), above, but also the relative fault of the Company and the Indemnified Person in connection with the actions, statements or omissions that resulted in such Liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and any of the Underwriters (and its related Indemnified Persons), on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in the Prospectus. The relative fault of the Company and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Company set forth herein shall be in addition to any liability or obligation the Company may otherwise have to any Indemnified Person.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, none of the Underwriters (or any of their related Indemnified Persons referred to in Section 6 above) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total underwriting discount applicable to the Securities purchased by such underwriter exceeds the amount of any damages or liabilities which such Underwriter (and its related Indemnified Persons referred to in Section 6 above) has otherwise been required to pay or incur by reason of such untrue or alleged untrue statement or omission or alleged omission or other indemnified action or proceeding. Notwithstanding anything to the contrary contained herein, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective aggregate principal amount of Securities purchased by each of the underwriters hereunder and not joint.

         7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters to purchase any Securities under this Agreement are subject to the satisfaction or waiver by the several underwriters of each of the following conditions on the Closing Date:

         (a) All the representations and warranties of the Company contained or incorporated by reference in this Agreement shall be true and correct on the Closing Date after giving effect to the transactions contemplated by the Transaction Documents, with the same force and effect as if made on and as of the Closing Date, unless another date is specified therein. The Company and its Subsidiaries shall have performed or complied with all of their obligations and agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

         (b) (i) The Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A of the Act, such post-effective amendment shall have become effective (or, if any Securities are sold in reliance upon Rule 430A of the Act and no post-effective amendment is so required to be filed, the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) hereof)) on or prior to the date of this Agreement or at such later date and time as you may approve in writing, (ii) at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission, (iii) no stop order suspending the sale of the Securities in any jurisdiction referred to in Section 4(i) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, threatened, and (iv) since the effective date of the Registration Statement, there shall not have occurred any event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been set forth, and there shall not have been any document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed.

         (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency, body or official which would, as of the Closing Date, prevent the issuance of the Securities; and no injunction, restraining order or order of any nature by any Federal or state court shall have been issued as of the Closing Date which would prevent the issuance of the Securities. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436 (g)(2) of the Act.

         (d) (i) Since the earlier of the date hereof or the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Change, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or development involving a prospective material adverse change, in the capital stock or debt, of the Company, OrNda and the Subsidiaries, taken as a whole, and (iii) none of the Company, OrNda or any of the Subsidiaries shall have any liability or obligation, direct or contingent, that is material to the Company, OrNda and the Subsidiaries, taken as a whole, and which is not disclosed in the Registration Statement and the Prospectus.

         (e) You shall have received a certificate of the Company, dated the Closing Date, executed on behalf of the Company, by an executive officer and a financial officer of the Company satisfactory to you confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c), (d) and (k) of this Section 7.

         (f) On the Closing Date, you shall have received:

              (1) an opinion (satisfactory to you and your counsel), dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom, counsel for the Company ("Skadden, Arps"), to the effect that:

                   (i) the Registration Statement (other than the documents
              incorporated by reference therein described in clause (iii) below), at the time it became effective and on the Closing Date, complied as to form in all material respects with the applicable requirements of the Act and the TIA (except for financial statements, the notes thereto and related schedules and other financial data included therein and the Statements of Eligibility and Qualification of the Trustees on Forms T-1 (the "Forms T-1"), as to which no opinion need be expressed);

                   (ii) each document filed pursuant to the Exchange Act and
              incorporated by reference in the Prospectus, at the time it was filed or last amended, complied as to form in all material respects to the applicable requirements of the Exchange Act (except for financial statements, the notes thereto and related schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which no opinion need be expressed);

                   (iii) the Securities have been duly authorized and executed by the Company and, when authenticated in accordance with the terms of the Indentures and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms and entitled to the benefits of the respective Indenture under which they are being issued, except to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws in effect as of the date of the opinion or thereafter relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that such counsel need express no opinion as to the enforceability or effect of the waiver of rights under any usury laws pursuant to each of the Indentures;

                   (iv) each of the Indentures has been duly authorized,
              executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the applicable Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws in effect as of the date of the opinion or thereafter relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that such counsel need express no opinion as to the enforceability or effect of the waiver of rights under any usury laws pursuant to each of the Indentures;

                   (v) the Securities and the Indentures conform in all
              material respects to the descriptions thereof contained in the Prospectus;

                   (vi) the Company and each of its Significant Subsidiaries
              (as identified by the Company on a schedule to such opinion) is a corporation existing and in good standing under the laws of its jurisdiction of organization;

                   (vii) neither the Company nor any of its Significant
              Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                   (viii) no consent, approval, authorization or other order
              of, or filing with, any Federal, Delaware or New York executive, legislative, judicial, administrative or regulatory body, including, without limitation, the Commission (each, a "Governmental Authority"), is legally required under any laws, rules and regulations of the State of Delaware, the State of New York and the United States of America that, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement and the Indentures (provided that no opinion need be expressed as to the "blue sky" or state securities laws of any jurisdiction) (collectively, the "Applicable Laws") for the issuance or sale to the Underwriters of the Securities as contemplated by this Agreement except such as may be required under the Act, the Exchange Act and the TIA; and

                   (ix) the execution and delivery by the Company of this
              Agreement and the Indentures and the issuance and sale of the Securities to you as contemplated thereby and the performance of its obligations pursuant to this Agreement and the Indentures
              (a) will not conflict with or result in a breach of violation of any of the terms or provisions of, or constitute a default under the charter or bylaws of the Company; and (b) will not conflict with or violate any Applicable Law or any order or decree of Delaware, New York or federal Governmental Authorities by which the Company or any of its Subsidiaries is bound, the existence of which is actually known to such counsel or has been specifically disclosed to such counsel in writing by the Company.

                        Such counsel shall also state that the Staff of the
              Commission has orally advised such counsel that the Registration Statement was declared effective under the Act and the Indentures were qualified under the TIA, in each case, at _____ p.m., Washington, D.C. time, on January __, 1997, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or the qualification of Indentures has been issued and no proceedings for that purpose are pending; and the Prospectus has been sent for filing with the Commission pursuant to Rule 424(b) within the time period required by such Rule.

              (2) In giving their opinion required by subsection (f)(l) of this
         Section 7, such counsel may state that such opinions are limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the laws of the State of Delaware.

              In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and OrNda, representatives of the independent public accountants for the Company and OrNda, your representatives and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, no fact has come to the attention of such counsel that leads it to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion or belief with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in or excluded from the Registration Statement or the Prospectus, the exhibits to the Registration Statement or the Forms T-1.

              In rendering the foregoing opinions, Skadden, Arps may rely as to matters of Nevada law on the opinion of Woodburn and Wedge, Nevada counsel to the Company, or such other counsel as is reasonably satisfactory to the Underwriters' Counsel.

              (3) an opinion (satisfactory to you and Underwriters' Counsel), dated the Closing Date, of Scott M. Brown, Esq., Senior Vice President and General Counsel of the Company, to the effect that:

                   (i) the descriptions in the Registration Statement and the
              Prospectus of statutes, legal and governmental proceedings, contracts and other documents and regulatory matters, including, without limitation, those described in the Prospectus under the captions "Risk Factors--Limits on Reimbursement," "--Extensive Regulation," "--Healthcare Reform Legislation" and in the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1996 under the captions "Medicare, Medicaid and Other Revenues" and "Healthcare Reform, Regulation and Licensing" and in the Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1996 under the caption "Legal Proceedings" insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein are accurate in all material respects and such counsel does not know of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements, notes or schedules or other financial data included or incorporated by reference therein or those parts of the Registration Statement that constitute the Form T-1;

                   (ii) each of the Company and its Significant Subsidiaries
              (as defined under the Commission's Regulation S-X and identified on a schedule to such opinion) has such Authorizations from all regulatory or governmental officials, bodies and tribunals as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus, except as could not reasonably be expected to have, singly or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole;

                   (iii) to the best of such counsel's knowledge, there is no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or to which any of their respective property is subject of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus;

                   (iv) except as otherwise disclosed in the Registration
              Statement, all of the issued and outstanding shares of capital stock of, or other ownership interests in, each Significant Subsidiary of the Company have been duly and validly authorized and issued, and the shares of capital stock of, or other ownership interests in, each of its Significant

              Subsidiaries (over 80% in the case of Healthcare Underwriting Group) are owned of record, directly or through subsidiaries, by the Company, are fully paid and nonassessable, and to the best knowledge of such counsel are owned free and clear of any material, consensual Lien;

                   (v) the Company and each of its Significant Subsidiaries is a duly organized corporation, has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and, to the extent each is a party thereto, to execute, deliver and perform its obligations pursuant to the Indentures and this Agreement, and is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure so to be qualified could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect; and

                   (vi) the execution and delivery by the Company of this
              Agreement and the Indentures and the issuance and sale of the Securities to you as contemplated thereby and the performance of its obligations pursuant to this Agreement and the Indentures will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (with the passage of time or otherwise) under, or result in the imposition of a Lien on any properties of the Company or any of its Subsidiaries or an acceleration of indebtedness pursuant to any of the agreements listed on a schedule attached to such counsel's opinion, where, in any such instance, such breach, default, Lien, acceleration of indebtedness or conflict could have, singly or in the aggregate, a material adverse effect or a prospective material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

              (4) In giving their opinion required by subsection f(3) of this
         Section 7, such counsel shall state that no fact has come to the attention of such counsel that leads it to believe that the descriptions of statutes, legal and governmental proceedings, contracts and other documents and regulatory matters described in the Registration Statement and the Prospectus under the captions set forth in subsection (f)(3)(i) of this Section 7 contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (5) an opinion (satisfactory to you and Underwriters Counsel), dated the Closing Date, of Woodburn and Wedge, special Nevada counsel to the Company, to the effect that:

                   (i) the Company has the corporate power and authority to
              execute, deliver and perform this Agreement and the Company has the corporate power and authority to authorize, issue and sell the Securities as contemplated by this Agreement;

                   (ii) this Agreement has been duly authorized, executed and delivered by the Company, and the Securities and the Indentures have been duly authorized, executed and delivered by the Company;

                   (iii) the Company is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and to execute and deliver, and perform its obligations pursuant to, the Indentures, the Securities and this Agreement;

                   (iv) no consent, approval, authorization, or order of any
              Nevada governmental agency or body is required, for the consummation by the Company of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities;

                   (v) the execution and delivery by the Company of this
              Agreement and the Indentures, the issuance and sale of the Securities to you as contemplated by this Agreement and the performance of its obligations pursuant to this Agreement, the Securities and the Indentures will not conflict with or result in a breach or violation of any of the terms or provision of, or constitute a default under, (a) any of the charter or bylaws of the Company, or (b) any existing applicable statute, rule or regulation or any order of any Nevada court or governmental agency or body having jurisdiction over the Company or any of its properties; provided that the opinion expressed in clause (b) is limited to those statutes, rules or regulations which, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement in connection with the issuance and sale of the Securities; and

                   (vi) in any action or proceeding arising out of or relating to this Agreement or the Indentures in any court of the State of Nevada or in any federal court sitting in the state of Nevada, such court would recognize and give effect to the provisions of
              Section 10 of this Agreement and Section 9.10 of the Indentures wherein the parties thereto agreed, to the extent therein stated, that each such document shall be governed by and construed in accordance with the internal laws of the State of New York.

         (g) You shall have received an opinion, dated the Closing Date, of Sullivan & Cromwell counsel for the Underwriters, in form and substance reasonably satisfactory to you.

         (h) You shall have received complete sets of all closing documents, including without limitation all opinions, required to be delivered under any of the other Transaction Documents, together, in the case of the opinions of Scott M. Brown and Woodburn and Wedge delivered pursuant to the Merger Agreement and Scott M. Brown delivered pursuant to the New Credit Facility, with appropriate reliance letters addressed to the Underwriters.

         (i) You shall have received letters on and as of the date hereof as well as on and as of the Closing Date, in the latter case constituting an affirmation of the statements set forth in the earlier letters, in form and substance satisfactory to you, from KPMG Peat Marwick LLP and Ernst & Young LLP, independent public accountants to the Company and OrNda, respectively, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus as you shall reasonably require.

         (j) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to Sullivan & Cromwell.

         (k) There shall have been no amendments, alterations, modifications, or waivers of any provisions of the Transaction Documents since the date of the execution and delivery thereof by the parties thereto other than those which are disclosed in the Registration Statement or the Prospectus or any supplement thereto or which under the Act are not required to be disclosed in the Prospectus or any supplement thereto and which have been disclosed to the Underwriters prior to the date hereof.

         (l) The certificate of merger with respect to the Merger shall have been filed with the Secretary of State of the State of Delaware and shall have become effective, the Merger shall have become effective under
    Section 103(d) of the Delaware General Corporation Law and all other transactions contemplated by the Transaction Documents (other than the closing of the offering and sale of the Securities under this Agreement) to be consummated at or prior to the Effective Time of the Merger shall have been consummated prior to or simultaneously with the consummation of the purchase and sale of the Securities hereunder.

         (m) The New Credit Facility, providing for borrowings by the Company in an amount up to $2.5 billion, shall be in effect and the existing credit facilities of each of the Company and OrNda shall have been terminated.

         (n) On or before the Closing Date, the Underwriters and Sullivan & Cromwell, counsel for the Underwriters, shall have received such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company, OrNda and the Subsidiaries as they shall have reasonably requested prior to the date of this Agreement.

         8. EFFECTIVE DATE OF AGREEMENT, DEFAULT AND TERMINATION. This Agreement shall become effective upon the later of (i) the execution and delivery of this Agreement by the parties hereto, (ii) the effectiveness of the Registration Statement, and (iii) if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, the effectiveness of such post-effective amendment.

         This Agreement may be terminated at any time on or prior to the Closing Date by you by notice to the Company if any of the following has occurred: (i) subsequent to the date the Registration Statement is declared effective or the date of this Agreement, any Material Adverse Change which, in your judgment, impairs the investment quality of the Securities, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis or emergency would, in your judgment make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities,
(iii) any suspension or limitation of trading generally in securities, or in any securities of the Company on the New York, American or Pacific Stock Exchanges, the National Association of Securities Dealers Automated Quotation National Market, or the over-the-counter markets or any setting of minimum prices for trading on such exchanges or markets, (iv) any declaration of a general banking moratorium by either Federal or New York authorities, (v) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs that in your judgment has a material adverse effect on the financial markets in the United States, and would, in your judgment, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (vi) any securities of the Company or any of its Subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading or reviewed for a possible change that does not indicate the direction of the possible change by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) of the Act, or (vii) the enactment, publication, decree or other promulgation of any Federal or state statute, regulation, or rule or order of any court or other governmental authority which in your judgment could reasonably be expected to have a Material Adverse Effect.

         If this Agreement shall be terminated by you pursuant to clause (i),
(vi) or, in the case of a statute, regulation, rule or order specifically addressing the Company, and not affecting the general hospital industry generally, (vii) of the second paragraph of this Section 8 or because of the failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 4(f) hereof. If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any Underwriter to the Company or any of its Subsidiaries.

         If on the Closing Date any Underwriter shall fail or refuse to purchase the securities which it has agreed to purchase hereunder on such date, and the aggregate principal amount of such Securities that such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase does not exceed 20% of the total principal amount of such Securities to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the amount of Securities set forth opposite its name in Schedule I, Schedule II and Schedule III, respectively, hereto bears to the aggregate principal amount of Securities which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you (at your option) may specify, to purchase the Securities that such defaulting Underwriter or Underwrites, as the case may be, agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the aggregate principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 8 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date any of the Underwriters shall fail or refuse to purchase the Securities, as the case may be, and the total principal amount of Securities with respect to which such default occurs exceeds 20% of the total amount of Securities to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriter and the Company, except as otherwise provided in this Section 8. In any such case that does not result in termination of this Agreement, either the non-defaulting Underwriter or the Company may postpone the Closing Date for not longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         9. NOTICES. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to it at 3820 State Street, Santa Barbara, California 93105, Attention: Chief Financial Officer, with copies to Attention: General Counsel and to Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Brian J. McCarthy and (b) if to any Underwriter, to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, and, in each case, with a copy to Sullivan & Cromwell, 444 South Flower Street, Suite 1200, Los Angeles, California 90071, Attention: Alison S. Ressler, or in any case to such other address as the person to be notified may have required in writing.

         10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         11. SEVERABILITY. Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

         12. SUCCESSORS. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Securities from any of the Underwriters merely because of such purchase.

         13. CERTAIN DEFINITIONS. For purposes of this Agreement, (a) "business day" means any day on which the NYSE is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 under the Act.

         14. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in one or more counterparts, the executed counterparts shall each be deemed to be an original, not all such counterparts shall together constitute one and the same instrument.

         15. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         16. SURVIVAL. The indemnities and contribution provisions and the other agreements, representations and warranties of the Company, its officers and directors and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Underwriters or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement among the Company and you.


                                  Very truly yours,

                                  TENET HEALTHCARE CORPORATION



                                  By:________________________________
                                     Name:
                                     Title:


The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED
J.P. MORGAN SECURITIES INC.
SMITH BARNEY INC.

Acting on behalf of themselves


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION



By:________________________________
Name:     David L. Dennis
Title:   Managing Director




GOLDMAN, SACHS & CO.



By:________________________________

MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED



By:_________________________________



J.P. MORGAN SECURITIES INC.



By:________________________________



SMITH BARNEY INC.



By:_________________________________


                                             SCHEDULE I



                                                                  PRINCIPAL          PERCENTAGE
UNDERWRITER                                                        AMOUNT             OF TOTAL
Donaldson, Lufkin & Jenrette Securities Corporation  . . .    $                             %
Goldman, Sachs & Co. . . . . . . . . . . . . . . . . . . .
Merrill Lynch, Pierce, Fenner & Smith Incorporated . . . .
J.P. Morgan Securities Inc.  . . . . . . . . . . . . . . .
Smith Barney Inc.  . . . . . . . . . . . . . . . . . . .
                                                              ----------------   ----------------
  Total. . . . . . . . . . . . . . . . . . . . . . . . . .    $400,000,000               100%
                                                              ----------------   ----------------
                                                              ----------------   ----------------



                                             SCHEDULE II



                                                                  PRINCIPAL          PERCENTAGE
UNDERWRITER                                                        AMOUNT             OF TOTAL
Donaldson, Lufkin & Jenrette Securities Corporation  . . .    $                             %
Goldman, Sachs & Co. . . . . . . . . . . . . . . . . . . .
Merrill Lynch, Pierce, Fenner & Smith Incorporated . . . .
J.P. Morgan Securities Inc.  . . . . . . . . . . . . . . .
Smith Barney Inc.  . . . . . . . . . . . . . . . . . . . .
                                                              ----------------   ----------------
  Total. . . . . . . . . . . . . . . . . . . . . . . . . .    $900,000,000               100%
                                                              ----------------   ----------------
                                                              ----------------   ----------------



                                             SCHEDULE III



                                                                  PRINCIPAL          PERCENTAGE
UNDERWRITER                                                        AMOUNT             OF TOTAL
Donaldson, Lufkin & Jenrette Securities Corporation  . . .    $                             %
Goldman, Sachs & Co. . . . . . . . . . . . . . . . . . . .
Merrill Lynch, Pierce, Fenner & Smith Incorporated . . . .
J.P. Morgan Securities Inc.  . . . . . . . . . . . . . . .
Smith Barney Inc.  . . . . . . . . . . . . . . . . . . . .
                                                              ----------------   ----------------
  Total. . . . . . . . . . . . . . . . . . . . . . . . . .    $700,000,000               100%
                                                              ----------------   ----------------
                                                              ----------------   ----------------


                                              III-1